SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  December 9, 1998




               FREEPORT-McMoRan COPPER & GOLD INC.


  Delaware                  1-9916                74-2480931

(State or other          (Commission            (IRS Employer
 jurisdiction of          File Number)           Identification
 incorporation or                                Number)
 organization)


                       1615 Poydras Street
                  New Orleans, Louisiana  70112

 Registrant's telephone number, including area code:  (504) 582-4000




Item 5.  Other Events.

The following news release was issued by Freeport-McMoRan  Copper
& Gold Inc. on December 9, 1998:

     NEW ORLEANS, LA., December 9, 1998 -- Freeport-McMoRan Copper & Gold Inc. (FCX) announced today that its Board of Directors has reviewed the company's operating plans for 1999 pursuant to FCX's previously announced "Hunker Down & Go" program now that the fourth concentrator expansion has been completed. These operating enhancements are expected to generate significant cost savings in 1999 resulting from lower operating costs, capital expenditures, exploration expenditures and general and administrative expenses. In response to low copper and gold prices, the Board also authorized elimination of the regular quarterly cash dividend on its Class A (NYSE: FCX.A) and Class B (NYSE:FCX) common stocks effective immediately resulting in additional cash savings. These actions will enable FCX to reduce its 1998 year-end debt by an estimated $250 million during 1999 if commodity prices continue at current levels.
     James R. Moffett, Chairman and Chief Executive Officer of FCX, said, "The elimination of the common stock dividend and the operating enhancements we are undertaking will maintain FCX's financial flexibility in this low commodity price environment. These actions will enable FCX to continue to invest in its operations and its growth opportunities while continuing to pursue its exploration program with a focus on prospects that could lead to the discovery of significant ore reserves. The FCX Board will monitor future copper and gold prices and reconsider the reinstatement of dividends on FCX's common stocks as conditions warrant."
     Mr. Moffett continued, "Since discovery of the Grasberg ore deposit in 1988, FCX has expanded its operations to become one of the world's largest and lowest cost copper and gold producers. FCX expects sales volumes approximating 1.4 billion pounds of copper and 2.1 million ounces of gold in 1998 and 1999 with cash production costs in both years of less than 15 cents per pound of copper, after gold credits at the current gold price. This high volume-low cost position provides FCX great operating and financial flexibility even with low commodity prices and allows it to capitalize on future opportunities."
     FCX is engaged in mineral exploration and development, mining and milling of copper, gold, and silver in Irian Jaya, Indonesia, and the smelting and refining of copper concentrates in Indonesia and Spain.
     Cautionary Statement. This press release contains forward-looking statements regarding debt forecasts, sales volumes and cash production costs. Important factors that might cause future results to differ from these projections include commodity prices, industry risks and other factors described in FCX's 1997 form 10-K filed with the Securities and Exchange Commission.




                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              FREEPORT-McMoRan COPPER & GOLD INC.


                              By: \s\ C. Donald Whitmire
                                   ------------------------------
                                         C. Donald Whitmire
                                    Controller - Financial Reporting
                                       (authorized signatory and
                                      Principal Accounting Officer)

Date:  December 14, 1998